UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2017

SPIRIT REALTY CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-36004	20-1676382
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2727 North Harwood Drive, Suite 300

Dallas, Texas 75201

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 476-1900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 14, 2017 (the “Closing Date”), Spirit Realty L.P. (“Spirit Realty”), a wholly owned direct subsidiary of Spirit Realty Capital, Inc. (“Spirit”), completed the issuance (the “Transaction”) of $674,400,000 of notes comprised of (i) $542,400,000 aggregate principal amount of net-lease mortgage notes Series 2017-1, Class A (the “Class A Notes”) and (ii) $132,000,000 aggregate principal amount of net-lease mortgage notes Series 2017-1, Class B (the “Class B Notes” and, together with the Class A Notes, the “2017-1 Notes”), in each case, jointly issued by Spirit Master Funding, LLC, Spirit Master Funding II, LLC, Spirit Master Funding III, LLC, Spirit Master Funding VI, LLC and Spirit Master Funding VIII, LLC (collectively, the “Issuers”) pursuant to its existing net lease mortgage securitization platform (the “Securitization Platform”). Each Issuer is an indirectly wholly-owned, bankruptcy remote subsidiary of Spirit. The Class A Notes have been rated “A+” and the Class B Notes were rated “BBB”, in each case, by Standard & Poor’s Rating Services. The Notes were sold in reliance on certain exemptions from registration under the Securities Act. The Series 2017-1 Notes may only be acquired by qualified institutional buyers in reliance on Rule 144A under the Securities Act or pursuant to another exemption under the Securities Act. Spirit Realty acquired $27,120,000 in aggregate principal amount of Class A Notes and $6,600,000 in aggregate principal amount of Class B Notes from the Issuer to satisfy its regulatory risk retention obligations.

Prior to the Closing Date the Issuers had issued notes under the Securitization Platform (the “Existing Notes”) that are secured by the same collateral as the Series 2017-1 Notes. As of the Closing Date, the aggregate outstanding principal amount of the Existing Notes was $1,309,331,000.

The Class A Notes are expected to receive regularly scheduled principal payments and each class of Notes have an anticipated repayment date in December 2022 and a legal final payment date in December 2047. The Class A Notes bear interest at a rate of 4.36% and the Class B Notes bear interest at a rate of 6.35%. The 2017-1 Notes may be redeemed at any time prior to their anticipated repayment date subject to payment of make-whole consideration (until 24 months prior to the anticipated repayment date, at which time no such make-whole payments shall be required), subject to certain exceptions. In the event that any class of 2017-1 Notes is not paid in full at its respective anticipated repayment date (an “ARD Event”), subordinate additional interest will begin to accrue on such 2017-1 Notes.

The 2017-1 Notes

The 2017-1 Notes were issued by the Issuers pursuant to the Second Amended and Restated Master Indenture (as amended from time to time through the date hereof, including by Amendment No. 2 thereto, dated as of the Closing Date, the “Indenture”) among the Issuers and Citibank, N.A. (the “Indenture Trustee”), entered into on May 20, 2014, with the terms of the 2017-1 Notes governed by the Series 2017-1 Supplement to the Indenture entered into by the Issuers and the Indenture Trustee on the Closing Date. From time to time and subject to certain conditions, the Issuers and/or any special purpose, bankruptcy remote affiliate of the Issuers (each, a “Co-Issuer”) may issue additional series of notes pursuant to the Indenture and any applicable series supplement thereto. The 2017-1 Notes and any additional series of notes will be payable solely from and secured by a security interest in the assets of the Issuers, together with the assets of any Co-Issuer.

As of the Closing Date, the assets of the Issuers consist primarily of (i) fee title to commercial real estate properties and the Issuer’s rights in net leases of such properties, and (ii) mortgage loans that are secured by fee title to commercial real estate property and all future payments required thereunder.

Spirit Realty, the Issuers and Midland Loan Services, a division of PNC Bank, National Association (“Midland”), entered into a Second Amended and Restated Property Management and Servicing Agreement (as amended from time to time through the date hereof, including by Amendment No. 2 thereto, dated as of the Closing Date, the “Property Management Agreement”), dated as of May 20, 2014. Under the Property Management Agreement, Spirit Realty serves as the property manager (the “Property Manager”) and special servicer and is responsible for servicing and administering the assets securing the 2017-1 Notes. Midland acts as the back-up manager under the Property Management Agreement.

The Issuers are subject to certain restrictive covenants under the Property Management Agreement and the Indenture including with respect to liens, indebtedness, mergers, disposition of assets, acquisition of assets, investments, the types of business it may conduct and other customary covenants for a bankruptcy-remote special purpose entity. The Property Management Agreement and the Indenture permit the Issuers to substitute commercial mortgage loans and commercial real estate properties from time to time for assets securing the Notes subject to certain conditions and concentration limits. The Property Management Agreement may require the Property Manager to make reimbursable advances of principal and interest in respect of the Notes and make reimbursable servicing advances in respect of the collateral under certain circumstances.

Events of Default and Amortization Events

The 2017-1 Notes are subject to events of default that generally are customary in nature for rated net lease mortgage securitizations of this type, including (a) the non-payment of interest or principal, (b) material violations of covenants, (c) material breaches of representations and warranties and (d) certain bankruptcy events. The 2017-1 Notes are subject to amortization events that generally are customary in nature for rated net lease mortgage securitizations of this type, including (i) the average cashflow coverage ratio falling below certain levels, (ii) the occurrence of an event of default and (iii) the failure by the Issuers to repay any class of notes in full prior to the anticipated repayment date for such class of notes. The occurrence of an early amortization event or an event of default could result in the early amortization of the 2017-1 Notes and the occurrence of an event of default could, in certain instances, result in the liquidation of the collateral securing the 2017-1 Notes.

Collateral

The Series 2017-1 Notes are secured on a pro rata basis with the collateral securing the Existing Notes. In connection with the Transaction, Spirit Realty will contribute an additional ten mortgaged properties to one of the Issuers. Such mortgaged properties have a collateral value (as defined by the Indenture), of approximately $282 million and a gross annual rental cashflow of approximately $19.43 million, in each case, as of October 13, 2017.

Use of Proceeds

Spirit Realty intends to use the proceeds from the sale of the notes for general corporate purposes, including repayment of borrowings under its revolving line of credit and unsecured term loan and for the payment of fees and expenses related to the offering.

Forward Looking Statements

The information in this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended or the Securities Exchange Act of 1934 (the “Exchange Act”), whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The inclusion of the presentation materials and the information contained therein in this filing will not be deemed an admission as to the materiality of any such information.

Statements in this Current Report on Form 8-K that are not strictly historical and are forward-looking statements under federal securities laws. These forward-looking statements are based upon Spirit’s present expectations, but these statements are not guaranteed to occur. For example, the fact that the offering described above has priced may imply that the offering will close, but closing is subject to conditions customary in transactions of this type and may be delayed or may not occur at all. Investors should not place undue reliance upon forward-looking statements. Spirit expressly disclaims any responsibility to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

ITEM 7.01	REGULATION FD

On December 14, 2017, Spirit issued a press release announcing the closing of the Transaction. A copy of that press releases is attached hereto as Exhibit 99.1 and is incorporated herein by reference. This information, including the information contained in the press release, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any of the Company’s filings, whether made before or after the date hereof, regardless of any general incorporation language in any such filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

99.1	Press Release, dated December 14, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT REALTY CAPITAL, INC.

By:	/s/ Phillip D. Joseph, Jr.
Phillip D. Joseph, Jr. Chief Financial Officer, Executive Vice President and Treasurer (Principal Financial Officer)

Date: December 14, 2017